THE SALE OF THE SECURITIES  REPRESENTED BY THIS WARRANT HAS NOT BEEN
     REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR RESALE IN CONNECTION WITH THE DISTRIBUTION THEREOF. NO DISPOSITION OF THE SECURITIES MAY BE MADE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

                             STOCK PURCHASE WARRANT

      This Stock Purchase Warrant (the "Warrant") is issued this ___ day of October, 2005, by FractionAir Holdings, Inc., a Nevada corporation (the "Company"), to _______________, a Tennessee resident (hereinafter, collectively with any subsequent assignee or transferee thereof, "Holder" or "Holders").

                                    AGREEMENT

      1. Issuance of Warrant; Term. For value received, the Company hereby grants to Holder the right to purchase __________ (_________) shares of the Company's common stock (the "Common Stock"). The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time from the date hereof until 5:00 p.m. Central Time on OCTOBER __, 2008 or, if such date is a day on which banking institutions are authorized by law to close, then on the next succeeding day that shall not be such a day.

      2. Exercise Price. The exercise price (the "Exercise Price") for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be $0.85 per share, as adjusted from time to time pursuant to Section 7 hereof.

      3. Exercise.

      (a) This Warrant may be exercised by the Holder hereof in whole or in part (but only on the conditions hereinafter set forth) as to all or any increment or increments of one thousand (1,000) Shares (or the balance of the Shares if less than such number), upon delivery of written notice of intent to exercise to the Company at 30 Burton Hills Boulevard, Suite 210, Nashville, TN 37215, or such other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant and payment to the Company of the Exercise Price of the Shares so purchased.


Warrant to Purchase Common Stock

            (b) The Exercise Price shall be payable by (i) cash or by check acceptable to the Company, (ii) cancellation by the Holder of indebtedness or other obligations of the Company to the Holder, or (iii) a combination of (i) and (ii), in the Holder's discretion.

            (c) If the event that the Warrant Shares have not be registered, in lieu of exercising this Warrant by paying the Exercise Price in cash, by check, or by cancellation of indebtedness or other obligations of the Company, the Holder may elect to receive shares of Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by delivery of this Warrant in the manner described above, specifying in the written notice of intent to exercise the Holder's net issue election. Thereupon, the Company shall issue to Holder a number of shares of the Common Stock computed using the following formula:

                                  X = (Y)(A-B)
                                      -------
                                         A

      Where X =   The number of shares of Common Stock to be issued to Holder.

            Y = The number of shares of Common Stock issuable under this Warrant (or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled).

            A =   The fair market value of one share of Common Stock.

            B =   Exercise Price (as adjusted to the date of such calculations).

            (d) Upon exercise of this Warrant, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. Upon receipt by the Company of this Warrant at its office, accompanied by written notice of intent to exercise and the proper amount representing the Exercise Price, the Holder shall be deemed to be the holder of record of the shares issuable upon such exercise. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant. The Company shall have no obligation to pay any income taxes due and payable by Holder by reason of his holding this Warrant or the exercise of his rights hereunder.

Warrant to Purchase Common Stock

      4. Covenants and Conditions. The above provisions are subject to the following:

            (a) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended ("Securities Act"), or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution and may not be sold or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an exemption under the Securities Act and any applicable Blue Sky Laws. Transfer of the Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant, and the certificates representing such Shares shall bear substantially the following legend:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND IN RELIANCE ON EXEMPTIONS UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

            Holder and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and the Shares issued upon exercise hereof with applicable federal and state securities laws.

            (b) The Company covenants and agrees that all Shares that may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, pledges, security interests, claims, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

      5. Transfer of Warrant. Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by presentation of the Warrant to the Company with written instructions for such transfer; provided in each such case the transferee agrees to be bound by all provisions hereof. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions.

Warrant to Purchase Common Stock

      6. Warrant Holder Not a Shareholder. Except as otherwise provided herein, this Warrant does not confer upon Holder, as such, any right whatsoever as a shareholder of the Company.

      7. Adjustment Upon Changes in Stock.

            (a) If all or any portion of this Warrant shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event, occurring after the date hereof, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such stock split, stock dividend, recapitalization, combination of shares, or other similar event. If any adjustment under this Section 7(a) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 7(a), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

            (b) If all or any portion of this Warrant shall be exercised subsequent to any merger, consolidation, exchange of shares, separation, reorganization or liquidation of the Company, or other similar event, occurring after the date, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, or the holders of Common Stock are entitled to receive cash or other property, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares, cash or other property which such Holder would have received if this Warrant had been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization or liquidation, or other similar event. If any adjustment under this Section 7(b) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 7(b), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

Warrant to Purchase Common Stock

            (c) In addition to the adjustments otherwise set forth in this
      Section 7, the Company, in its sole discretion, may reduce the Exercise Price or extend the expiration date of this Warrant.

      8. Certain Notices. In case at any time the Company shall propose to:

            (a) take a record of the holders of the Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend (other that a cash dividend) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

            (b) transfer all or substantially all of the assets of the Company to, or consolidate or merge the Company with or into, any other person; or

            (c) voluntarily or involuntarily dissolve, liquidate or wind-up the business of the Company,

      then and in each such event the Company will mail or cause to be mailed to Holder a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and also the date on which any such transfer, consolidation, merger, dissolution, liquidation or winding up is to take place and the time, if any, as of which the holders of record of the Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least twenty (20) days prior to the proposed record date therein specified.

      9. Registration Rights. Upon exercise of this Warrant, the Holder shall have and be entitled to exercise the rights of registration granted under the Common Stock Purchase and Warrant Agreement as to the Shares purchased thereunder with respect to the shares of Common Stock issuable upon exercise of this Warrant.

      10. Company Representations. The Company represents, warrants and acknowledges that fair and adequate consideration has been received by the Company in exchange for execution and delivery of this Warrant, that the execution and delivery of this Warrant has been duly authorized by all necessary action on the Company's part, and that this Warrant constitutes the valid and binding obligations of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights. The validity of this Warrant shall not be affected by the cancellation, termination, lapse or invalidity of any other agreement or arrangement between the Holder and the Company, except as may be specifically provided herein.

Warrant to Purchase Common Stock

      11. Article and Section Headings. Numbered and titled article and section headings are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Warrant.

      12. Notice. Any and all notices, elections or demands permitted or required to be made under this Warrant shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, telexed, or sent by certified mail or overnight via nationally recognized courier service to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or two
(2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the effective date of delivery of such notice, election or demand. For the purposes of this
Warrant:

    if to Holder          to the address under Holder's signature hereto


    if to the Company     FractionAir Holdings, Inc.
                          30 Burton Hills Boulevard
                          Suite 210
                          Nashville, TN 37215
                          Attention: Michael J. Kane, CFO

    with a copy to:       the name and address of the Holder as set forth on the
                          signature page hereto.


      13. Severability. If any provisions of this Warrant or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

      14. Entire Agreement. This Warrant between the Company and Holder represents the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreement are merged herein.

      15. Governing Law and Amendments. This Warrant shall be construed and enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

      16. Counterparts. This Warrant may be executed in any number of counterparts and by different parties to this Warrant in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Warrant.

Warrant to Purchase Common Stock

      17. Jurisdiction and Venue. The Company and Holder hereby consent to the jurisdiction of the courts of the State of Tennessee and the United States District Court for the Middle District of Tennessee, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of the rights or obligations under this Agreement or with respect to the transactions contemplated hereby, and expressly waive any and all objections they may have as to venue in any of such courts.

      IN WITNESS WHEREOF, the parties hereto have set their hands as of the date of first above written.





                           Company:      FRACTIONAIR HOLDINGS, INC.



                                         By:
                                         ---------------------------------------

                                         Name:
                                         ---------------------------------------

                                         Title:
                                         ---------------------------------------



                           Holder:
                                         ---------------------------------------
                                         [Holder]

                           Holder's
                           Address:
                                         ---------------------------------------
                                         ---------------------------------------
                                         ---------------------------------------

                                       7
Warrant to Purchase Common Stock